EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT TO INCORPORATION BY REFERENCE IN
REGISTRATION STATEMENTS ON FORM S-8




SMITH CORONA CORPORATION:

We consent to the incorporation by reference in Smith Corona Corporation's Registration Statement Nos. 33-34796, 1-10281 and 33-56421 on Form S-8 of our reports dated August 22, 1995 appearing and incorporated by reference in the Annual Report on Form 10-K for the year ended June 30, 1995.





/s/ Deloitte & Touche
---------------------
DELOITTE & TOUCHE LLP
Stamford, Connecticut
August 22, 1995.